EXHIBIT 4.1


      FORM OF AMENDMENT NO. 1 TO SERIES A WARRANTS AND SERIES B WARRANTS
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THIS  AMENDMENT  NO.  1 TO  SERIES  A  WARRANTS  AND  SERIES  B  WARRANTS  (this
"Amendment"), effective as of February 2, 2006 (the "Amendment Date"), amends those certain Series A Warrants and Series B Warrants (as amended from time to time, the "Warrants") issued by Catcher Holdings, Inc., a Delaware corporation (the "Company"), having a place of business at 39526 Charlestown Pike, Hamilton, Virginia 20158, to each of the holders of the Warrants.

                                    RECITALS:

WHEREAS, the Company (formerly known as U.S. Telesis Holdings, Inc.) and the Holders have previously entered into that certain Registration Rights Agreement, dated as of May 4, 2005, by and among the Company and the investors listed on Exhibit A thereto (the "Registration Rights Agreement").

        WHEREAS, the Warrants provide in Section 18 thereof that the Warrants may be amended upon the written consent of the Company and the holders of a majority of the shares of common stock of the Company (the "Common Stock") subject to the Warrants; and

WHEREAS, the Company and the holders of the shares of Common Stock subject to the Warrants desire to amend and restate the Warrants as set forth herein to clarify that the reference in Section 13 of the Warrants to the "Registration Rights Agreement" is to the "Amended and Restated Registration Rights Agreement, dated as of February 2, 2006".

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties hereto agree as follows:

        1. AMENDMENT. The reference in Section 13 of the Warrants to the "Registration Rights Agreement" in the Warrants is hereby amended to reference the "Amended and Restated Registration Rights Agreement, dated as of February 2, 2006, as amended from time to time".

        2. MISCELLANEOUS. All terms used, but not defined, herein shall have the respective meanings set forth in the Warrants. This Amendment shall be effective for all purposes as of the Amendment Date. Except as otherwise expressly modified by this Amendment, the Warrants shall remain in full force and effect in accordance with their terms. This Amendment shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Amendment Date.

Catcher Holdings, Inc.                   Holder

By:                                      By:
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Name:                                    Name:
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Title:                                   Title:
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